EXHIBIT 13(b)

           Consent of Jorden Burt Berenson & Johnson LLP


























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                 JORDEN BURT BERENSON & JOHNSON LLP
                1025 THOMAS JEFFERSON STREET, N.W.
                          SUITE 400-EAST
                    WASHINGTON, D.C. 20007-0805
                          (202) 965-8100



                         October 30, 1996


  Rydex Advisor Variable Annuity Account
  11815 North Pennsylvania Street
  Carmel, Indiana 46032

  Great American Reserve Insurance Company
  11815 North Pennsylvania Street
  Carmel, Indiana 46032

  Ladies and Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in Part I of the Prospectus, contained in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-3 (File No. 333-03093) filed on behalf of the Rydex Advisor Variable Annuity Account by Great American Reserve Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.


                           Very truly yours,


                           /s/ Jorden Burt Berenson & Johnson LLP
                                  Jorden Burt Berenson & Johnson LLP





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   Wdc #: 2925-1




















































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